SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_____________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

February 17, 2006
Date of report (Date of earliest event reported)

JOHNSON & JOHNSON
(Exact Name of Registrant Specified in Charter)

New Jersey	1-3215	22-1024240
(State or Other Jurisdiction	(Commission File Number)	(I.R.S. Employer Identification No.)
of Incorporation)

One Johnson & Johnson Plaza
New Brunswick, New Jersey	08933
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code:   (732) 524-0400

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

    ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

    ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

    ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

    ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets

On February 17, 2006, Johnson & Johnson issued a press release announcing that it completed its acquisition of Animas Corporation in accordance with the Agreement and Plan of Merger dated as of December 16, 2005, by and among Johnson & Johnson, Emerald Merger Sub, Inc. and Animas Corporation. As a result of the acquisition each issued and outstanding share of Animas Corporation common stock was converted into the right to receive $24.50.

       A copy of the press release is attached hereto as exhibit 99.1 and is incorporated by reference. The foregoing description of the press release is qualified in its entirety by reference to the full text of the press release.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Johnson & Johnson

By:	/s/ James J. Bergin
James J. Bergin
Assistant General Counsel

Dated: February 17, 2006

Exhibit Index

   Exhibit

99.1	Press Release, dated February 17, 2006, issued by Johnson & Johnson.